Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i)
That it previously had filed a registration statement on Form F-6 (Registration No.:  333-197562), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the American Depositary Share-to-deposited share ratio; and

(ii)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Mark Gherzo
	Name:	Mark Gherzo
	Title:	Vice President